Exhibit 5.1

March 31, 2026

Kayne Anderson BDC, Inc.

717 Texas Avenue, Suite 2200

Houston, Texas 77002

Re:	Kayne Anderson BDC. Inc. – Offering of up to $150,000,000 of Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Kayne Anderson BDC, Inc. (the “Company”), in connection with the sale from time to time of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), having an aggregate offering price of up to $150,000,000 (the “Shares”) pursuant to the terms of separate Equity Distribution Agreements, each dated as of March 31, 2026 (collectively, the “Equity Distribution Agreements”), by and among the Company and each of Truist Securities, Inc., RBC Capital Markets, LLC, Keefe, Bruyette & Woods, Inc., Regions Securities LLC and UBS Securities LLC (each, an “Agent” and, collectively the “Agents”). The Shares have been registered on a Registration Statement on Form N-2 (File No. 333-294788), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 31, 2026 (the “Registration Statement”), including the base prospectus, dated March 31, 2026, included therein (the “Base Prospectus”), as supplemented by the prospectus supplement dated March 31, 2026, filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act on March 31, 2026 (together with the Base Prospectus, the “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)	the Registration Statement and the Prospectus;

(ii)	executed copies of the Equity Distribution Agreements;

(iii)	the Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware as of March 30, 2026, and by an officer of the Company as of the date hereof (the “Charter”), and the Amended and Restated Bylaws of the Company, as presently in effect, as certified by an officer of the Company as of the date hereof (together with the Charter, the “Company Charter Documents”);

(iv)	a certificate the Secretary of State of the State of Delaware certifying as to the incorporation and good standing of the Company under the laws of the State of Delaware, dated as of March 26, 2026 (the “Good Standing Certificate”); and

(v)	resolutions adopted by the Board of Directors of the Company (the “Board”), or a committee thereof, certified by an officer of the Company, as of February 12, 2026 (collectively, the “Resolutions”), relating to, among other things, the delegation to certain officers of the Company of the power to determine, among other things, the number of Shares and the offering price of the Shares to be sold from time to time pursuant to the Equity Distribution Agreements, in each case, subject to certain parameters.

Kayne Anderson BDC, Inc.

March 31, 2026

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed: (i) the due and valid authorization, execution (including without limitation, via DocuSign eSignature or similar technology) and delivery of the Equity Distribution Agreements and all other agreements, instruments and other documents by all the parties thereto (other than the Company); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments reviewed by us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents, records, certificates and other instruments were authentic and complete; (v) the legal capacity, competency and authority of all individuals executing documents; (vi) that the Equity Distribution Agreements and all other documents are the valid and binding obligations of each of the parties thereto (other than the Company), enforceable against such parties in accordance with their respective terms, and that no such documents have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that there are no agreements or understandings between or among the parties to the Equity Distribution Agreements or third parties that would expand, modify or otherwise affect the terms of the Equity Distribution Agreements or the respective rights or obligations of the parties thereunder; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof, and that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate.

In addition, we have assumed, without independent investigation or verification, that (i) none of the Shares will be issued or sold in violation of the Charter, (ii) upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter, (iii) the aggregate gross sales price for the Shares issued pursuant to the Equity Distribution Agreements will not exceed $150,000,000, and (iv) prior to the issuance of Shares, a duly authorized officer will determine the price and certain other terms of issuance of such Shares in accordance with the Resolutions (the “Corporate Proceedings”).

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that the Shares to be issued by the Company pursuant to the Equity Distribution Agreements are duly authorized and, upon issuance and delivery of the Shares and receipt by the Company of payment of the purchase price therefor in accordance with the Resolutions, the Corporate Proceedings and the terms of the Equity Distribution Agreements, will be validly issued, fully paid and non-assessable.

Kayne Anderson BDC, Inc.

March 31, 2026

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, the Delaware General Corporation Law. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement in accordance with the requirements of Form N-2 and the rules and regulations promulgated under the Securities Act, and to the reference to our firm’s name under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Paul Hastings LLP